As filed with the Securities and Exchange Commission on January 18, 2008

                                                                                                                                                                                Registration No. [                      ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

OSIRIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7015 Albert Einstein Drive Columbia, Maryland 21046 (443) 545-1800	71-0881115
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

C. Randal Mills, Ph.D.

President and Chief Executive Officer

7015 Albert Einstein Drive

Columbia, Maryland  21046

(443) 545-1800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Justin P. Klein, Esq.

Douglas M. Fox, Esq.

Ballard Spahr Andrews & Ingersoll, LLP

300 East Lombard Street

18th Floor

Baltimore, Maryland  21202

410-528-5600

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share, to be offered for resale by selling stockholders	2,267,855 shares	$12.81	$29,051,223	$1,142

(1) In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of our common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and the low sales price of our common stock as reported on the NASDAQ Global Market on January 16, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

SUBJECT TO COMPLETION, DATED JANUARY 18, 2008

The information in this prospectus is not complete and may be changed. No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy securities in any state where an offer or sale is not permitted.

2,267,855 Shares

Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 2,267,855 shares of our common stock, $0.001 par value, held by the “selling stockholders” named on page 8 of this prospectus or in a prospectus supplement.

The shares of common stock to which this prospectus relates may be sold from time to time by the selling stockholders directly or through one or more broker-dealers, in one or more transactions on the NASDAQ Global Market, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices, all as more fully described in the section entitled “Plan of Distribution” beginning on page 9 of this prospectus.  We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholders.  All costs and expenses incurred in connection with the registration of the offering made hereby under the Securities Act of 1933, as amended, or Securities Act, will be paid by us, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and stock transfer and other taxes attributable to the sale of the shares, which will be paid by the selling stockholders.

We are registering the offer and sale of these shares pursuant to certain registration rights granted to the selling stockholders.  The registration of these shares of common stock does not necessarily mean that any of the shares will be offered or sold by the selling stockholders.  One of the selling stockholders has entered into a lock-up agreement with us, as further described on page 7 of this prospectus, pursuant to which it has agreed, subject to limited exceptions, not to sell any shares of our common stock held by it, including the shares of common stock being offered pursuant to this prospectus without our approval, until January 30, 2009.

Our common stock is listed on the NASDAQ Global Market under the symbol “OSIR”.  The last reported sales price per share of our common stock on the NASDAQ Global Market on January 17, 2008 was $13.01 per share.  Prospective purchasers of our common stock are urged to obtain current information as to the market price of our common stock.

Investing in our common stock involves substantial risks.  Accordingly, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this prospectus, and under any similar headings in the other documents that are filed with the United States Securities and Exchange Commission and incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS                    , 2008

___________________

about this prospectus

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus or any accompanying prospectus supplement to “we,” “us,” “our” or “our company” refer to Osiris Therapeutics, Inc., a Delaware corporation.

This prospectus is part of a resale registration statement that we filed with the United States Securities and Exchange Commission, or Commission or SEC, utilizing a “shelf” registration process.  The selling stockholders may offer and sell, from time to time, an aggregate of up to 2,267,855 shares of our common stock under this prospectus.

You should rely only upon the information contained in this prospectus and the registration statement of which this prospectus is a part.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus is based on information provided by us and other sources that we believe are reliable.  We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus.  In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

i

OSIRIS THERAPEUTICS, INC.

The following is only a summary.  We urge you to read the entire prospectus, any accompanying prospectus supplement, and the more detailed financial statements, notes to the financial statements and other information either included therein or incorporated by reference from our other filings with the SEC.  Investing in our common stock involves substantial risks.  Accordingly, before investing in our common stock you should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, any accompanying prospectus supplement, and under any similar headings in the other documents that are filed with the SEC and incorporated by reference into this prospectus.  See “Risk Factors” on page 2 of this prospectus.

We are a leading stem cell therapeutic company focused on developing and marketing products to treat medical conditions in the inflammatory, orthopedic and cardiovascular areas.  We were incorporated in Delaware in April 2002.  Our predecessor company was organized in 1992.  We currently market and sell Osteocel™ for regenerating bone in orthopedic indications.  It is the only commercially available product in the United States containing viable stem cells.  Our lead biologic drug candidate, Prochymal™, for the treatment of a broad range of inflammatory diseases, is the only stem cell therapeutic for which patients are being enrolled in Phase III pivotal clinical trials and is the only stem cell therapeutic currently designated by the FDA as both an Orphan Drug and Fast Track product candidate.  Our pipeline of internally developed biologic drug candidates also includes Chondrogen™, for arthritis in the knee.

We are a fully integrated company, having developed stem cell capabilities in research and development, manufacturing, marketing and distribution.  We have developed an extensive intellectual property portfolio in an effort to protect our technology in the United States and a number of foreign countries, including 47 U.S. and 215 foreign patents owned or licensed.  Osteocel and our two biologic drug candidates utilize human mesenchymal stem cells, or MSCs.  MSCs are progenitor cells that differentiate into various connective tissues when they receive appropriate biochemical and biomechanical signals.  In addition, MSCs have anti-inflammatory properties and can prevent fibrosis or scarring.  These characteristics give MSCs the potential to treat a wide variety of medical conditions.

Beginning in the first quarter of 2007, we began to manage our business in two operating segments.  Our reportable operating segments that are managed separately consist of our Biologic Drug Candidates segment and our Biologic Tissue Product segment.

In our Biologic Drug Candidates segment, we currently have five clinical trials ongoing.  We are currently enrolling patients in three Phase III clinical trials for Prochymal, our lead biologic drug candidate: for the treatment of steroid refractory Graft versus Host Disease, or GvHD; for first line treatment of acute GvHD; and for the treatment of biologic refractory Crohn’s disease.  Prochymal is also being developed for the repair of heart tissue following a heart attack and for the protection of pancreatic islet cells in patients with type 1 diabetes.  We also have an active program to develop Prochymal for Emergency Preparedness Indications such as the treatment of Acute Radiation Syndrome.  In addition, we have one other clinical stage biologic drug candidate, Chondrogen for arthritis in the knee.  We have developed stem cell capabilities in research and development, manufacturing, marketing and distribution.  We manufacture clinical batches of our biologic drug candidates.

Our Biologic Tissue Product segment produces and markets Osteocel, which was launched in July 2005, for regenerating bone in orthopedic indications. During the first quarter of 2007, we expanded our Osteocel manufacturing facility.  We manufacture Osteocel in our Baltimore, Maryland clean-room facilities.  Together with AlloSource, we distribute Osteocel in orthopedic indications, and we jointly distribute Osteocel with Blackstone Medical, Inc., a division of Orthofix International, N.V., for spinal procedures and orthopedic indications.

We were recently awarded a contract from the United States Department of Defense (DOD), to develop and stockpile Prochymal as an adult stem cell therapy for the repair of gastrointestinal injury resulting from radiation exposure.  This is the first contract awarded to us under an agreement we previously entered into with Genzyme Corporation for collaboration in the preparation and execution of development and purchase agreements with U.S. and Allied governmental agencies.

We have incurred annual operating losses since inception and expect to incur substantial operating losses in the future in connection with the development of our core products.  As of September 30, 2007, we had an accumulated deficit of $219.9 million.

From inception in December 1992 through September 30, 2007, we incurred aggregate research and development costs of approximately $216 million.  We expect our research and development expenses to increase substantially in the future, as we expand our clinical trial activity, as our biologic drug candidates advance through the development cycle and as we invest in additional product opportunities and research programs.

Our principal executive offices are located at 7015 Albert Einstein Drive, Columbia, Maryland  21046.  Our telephone number is (443) 545-1800.  Our website is http://www.osiris.com.  Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which have been filed with the SEC, are available to you free of charge through a hyperlink on our website.  The information on our website or any other website is not incorporated by reference into this prospectus or in any prospectus supplement and does not constitute a part of this prospectus or any prospectus supplement.

The name “Osiris,” our graphical logo, Osteocel, Chondrogen, and Prochymal are our trademarks.  This prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference may contain additional trademarks of ours and trademarks of other companies.

RISK FACTORS

Investing in our common stock involves substantial risks.  In addition to other information contained in this prospectus and any accompanying prospectus supplement, before investing in our common stock, you should carefully consider the risks described under the heading “Risk Factors”, and under the same or similar headings in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in any other documents incorporated by reference into this prospectus, as updated by our future filings.  These risks are not the only ones faced by us.  Without limitation, you should carefully consider the risks associated with the contract recently awarded to us by the United States Department of Defense and referred to above, including those risks noted in Item 1.01 of the Current Report on Form 8-K that we filed with the SEC on January 4, 2008, and noted under the caption “Forward-Looking Statements” in this prospectus.  Additional risks not known or that are presently deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects.  Any of these risks might cause you to lose all or a part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, and any accompanying prospectus supplement, including the documents that we incorporate by reference, contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act).  Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. In particular, statements pertaining to our capital resources, product performance and results of operations contain forward-looking statements.  Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events.  Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them.  We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).  In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,”  “approximately,” “intends,” “pro forma,” “estimates,” “projects,” “plans,” “forecasts,” “potential,” “predicts” or “anticipates” or the negative of these words and phrases or similar words or phrases.  You can also identify forward-looking statements by discussions of strategies, plans or intentions.  The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•                  results of our product development efforts;

•                  results of our clinical trials and anticipated regulatory requirements;

•                  the success of our product candidates in development;

•                  status of the regulatory process for our biologic drug candidates;

•                  implementation of our corporate strategy;

•                  our financial performance;

•                  our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for MSCs and biologic drug candidates;

•                  our cash needs;

•                  patents and proprietary rights;

•                  ability of our potential products to treat disease;

•                  our ability to supply a sufficient amount of our products to meet regular and repeated demand;

•                  adverse changes to, or implementations of, income tax laws, governmental regulations or legislation;

•                  costs to comply with governmental regulations;

•                  our relationship with collaborating partners;

•                  our ability to benefit from government contracts notwithstanding the potential for adverse changes in government spending priorities;

•                  failure of contract performance and risks of contract termination either for default or, in the case of government contracts, for the convenience of the government;

•                  our ability to satisfy government audits of our government contracts and our ability to successfully manage the risks associated with complex government procurement laws and regulations;

•                  general economic conditions;

•                  future terrorist activity in the United States or war;

•                  types of regulatory frameworks we expect will be applicable to our potential products;

•                  results of our scientific research;

•                  our plans for sales and marketing; and

•                  our plans regarding facilities.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update publicly or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes.  For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” contained in this prospectus and in any accompanying prospectus supplement, and the section under the same or similar headings in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in any other documents incorporated by reference into this prospectus, as updated by our future filings.  There may be other factors that cause our actual results to differ materially from the forward-looking statements.  All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included herein.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.  In addition, we maintain a website that contains information about us at http://www.osiris.com.  The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus, any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby.  This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement.  For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement.  Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to or otherwise incorporated by reference into the registration statement, each statement is qualified in all respects by the exhibit, contract or document so incorporated by reference.  Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined at the SEC’s Public Reference Room.  Copies of all or a portion of the registration statement can be obtained from the SEC’s Public Reference Room upon payment of certain prescribed fees.  This registration statement is also available to you on the SEC’s website.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC.  The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement.  The incorporated documents contain significant information about us, our business, our products and our finances.  Any statement contained in a document which is incorporated by reference in this prospectus and any accompanying prospectus supplement is automatically updated and superseded if information contained in this prospectus or any accompanying prospectus supplement, or information that we later file with the SEC, modifies or replaces this information.  We incorporate by reference the following documents we have filed or will file with the SEC:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007;

•                  Items 1.01, 3.02 and 9.01 (but excluding Exhibit 99.1) of our Current Report on Form 8-K filed with the SEC on June 7, 2007;

•                  our Current Report on Form 8-K filed with the SEC on September 20, 2007;

•                  Item 1.01 of our Current Report on Form 8-K filed with the SEC on October 10, 2007;

•                  Items 5.02 and 9.01 of our Current Report on Form 8-K filed with the SEC on November 23, 2007;

•                  Items 1.01 and 3.02 of our Current Report on Form 8-K filed with the SEC on December 21, 2007;

•                  Item 1.01 of our Current Report on Form 8-K filed with the SEC on January 4, 2008;

•                  Item 1.01 of our Current Report on Form 8-K filed with the SEC on January 7, 2008;

•                  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2007;

•                  the description of our capital stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 1, 2006, including any amendment or reports filed for the purpose of updating this description; and

•                  all reports and documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all of the securities covered by this prospectus have been sold or which deregisters all such securities remaining unsold (but excluding any documents or portions of any documents which are deemed “furnished” and not filed with the SEC).

Information included or incorporated by reference in this prospectus and any accompanying prospectus supplement shall be deemed automatically updated and superseded if information contained in any document we subsequently file with the SEC prior to the termination of this offering modifies or replaces the information included or incorporated by reference in this prospectus.  Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but have not delivered with this prospectus.  To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to Osiris Therapeutics, Inc., ATTN: Investor Relations, 7015 Albert Einstein Drive, Columbia, Maryland 21046; (443) 545-1800.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders.  All costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby will be paid by us, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and stock transfer and other taxes attributable to the sale of the shares, which will be paid by the selling stockholders.

SELLING STOCKHOLDERS

On June 6, 2007, in a private placement intended to comply with Regulation S of the Securities Act to certain institutional and accredited investors primarily based in Switzerland, we sold an aggregate of 1,757,469 shares of our common stock pursuant to Subscription Agreements, each dated June 6, 2007, by and between us and each of the purchasers of the shares of our common stock in the private placement.  Among other things, each Subscription Agreement afforded the named subscriber with certain registration rights.

On December 18, 2007, in a private placement intended to comply with Regulation S of the Securities Act to certain institutional and accredited investors in Switzerland, we sold an aggregate of 950,000 shares of our common stock pursuant to Subscription Agreements, each dated December 18, 2007, by and between us and each of the purchasers of the shares of our common stock in the private placement.  Among other things, each Subscription Agreement afforded the named subscriber with certain registration rights.

The holders of an aggregate of $20.0 million in Convertible Promissory Notes that we originally issued on October 30, 2006, recently each entered into an agreement with us pursuant to which, among other things, they converted the principal balance of such Convertible Promissory Notes, together with accrued but unpaid interest, into an aggregate of 1,553,361 shares of our common stock.  Among other things, the terms of the Convertible Promissory Notes provided the holders thereof with certain registration rights upon conversion of such Convertible Promissory Notes into shares of our common stock.

We are registering the shares of our common stock covered by this prospectus pursuant to the registration rights granted to the selling stockholders under the terms of the Subscription Agreements and the Convertible Promissory Notes referenced above, to permit these investors to resell or otherwise dispose of these shares of common stock from time to time.

One selling stockholder Venturetec, Inc., is a party to a Lock-Up Agreement with us originally dated October 30, 2006.  Pursuant to the Lock-Up Agreement, as amended to date, Venturetec, Inc. has agreed, among other things, and subject to limited exceptions, not to transfer any of our securities without our approval until January 30, 2009.  At any time, we may, in our sole discretion, release all or some of the securities from the Lock-Up Agreement.

Pursuant to this prospectus, the selling stockholders may offer an aggregate of 2,267,855 shares of our common stock for resale. The shares are being offered for the account of the selling stockholders identified in the table below.

The following table sets forth information as of January 17, 2008 and includes the number of shares of our common stock beneficially owned by the selling stockholders prior to the offering, the number of shares of common stock offered by the selling stockholders, and the number of shares of common stock that will be owned by the selling stockholders upon completion of the offering or offerings pursuant to this prospectus, assuming the selling stockholders sell all of the shares of common stock offered hereby.  Only those selling stockholders listed below or their transferees, pledgees, donees, assignees, distributees, successors and others who later come to hold any of the selling stockholders’ interest may offer and sell the common stock pursuant to this prospectus and any accompanying prospectus supplement.  The selling stockholders may offer for sale pursuant to this prospectus and any accompanying prospectus supplement from time to time, except in the case of Venturetec, Inc. which is subject to the then applicable terms of the Lock-Up Agreement, any or all of the common stock listed below.  Accordingly, no estimate can be given as to the shares of common stock that the selling stockholders will hold upon consummation of any such sales.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

There are no material relationships between the selling stockholders and us other than as disclosed below.

		TOTAL	SHARES BENEFICIALLYOWNED AFTER OFFERING (1)
	NUMBER OF	NUMBER OF
	SHARES	SHARES
	BENEFICIALLY	BEING		PERCENTAGE
NAME OF SELLING STOCKHOLDER (2)	OWNED	OFFERED	NUMBER	OF CLASS (3)

Venturetec, Inc. (4)	3,963,620	363,620	3,600,000	11.4%

NBAD US Venture, Inc.	263,620	263,620	—	—

BIH SA (5)	2,408,944	905,940	1,503,004	4.7%

Mr. Thomas Schmidheiny (5)	2,804,098	155,940	1,742,218	5.5%

Lombard Odier Darier Hentsch & Cie	102,424	101,361	1,063	—

Bank Julius Bar	194,925	194,925	—	—

Mrs. Hortense Anda-Buhrle	194,925	194,925	—	—

Rossier Mari & Associates Ltd.	160,024	87,524	72,500	—

Total		2,267,855

(1)                                  Assumes that the selling stockholder sells all of the shares being offered.

(2)                                  We believe that each of the selling stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.

(3)                                  Applicable percentages are based on 31,649,999 shares of our common stock outstanding on January 17, 2008, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(4)                                  Peter Friedli, the Chairman of our Board of Directors and our largest stockholder, is the President of Venturetec, Inc., a British Virgin Islands corporation, and of its parent corporation, New Venturetec AG, a Swiss corporation, and of US Venture 05, Inc., a Belize corporation.  Mr. Friedli is also the sole owner of Joyce, Ltd., a Belize corporation.  In his capacity as President, or sole owner, as the case may be, Mr. Friedli has sole voting and shared dispositive power with respect to common stock and other securities held by these entities.  Mr. Friedli beneficially owns 15,806,875 shares of common stock, which includes: 9,837,630 shares owned directly by Mr. Friedli, 1,000,000 shares issuable upon exercise of outstanding warrants owned by Mr. Friedli, assuming the warrants are exercised in full for cash; 625 shares owned by Margrit Friedli, Mr. Friedli’s mother; 3,963,620 shares owned by Venturetec, Inc.; 1,000,000 shares owned by US Venture 05, Inc.; and 5,000 shares owned by Joyce, Ltd.  Mr. Friedli has sole voting power with respect to 15,806,875 shares including the 3,963,620 shares beneficially owned by Venturetec, Inc., sole dispositive power with respect to 10,837,630 shares and shared dispositive power with respect to 4,969,245 shares including the 3,963,620 shares beneficially owned by Venturetec, Inc.

(5)                                  Thomas Schmidheiny beneficially owns 2,804,098 shares of our common stock, which includes: 395,154 shares owned directly by Mr. Schmidheiny and 2,408,944 shares owned by BIH SA, a company organized under the laws of Switzerland.  Mr. Schmidheiny has sole voting and dispositive power with respect to 395,154 shares and shared voting and dispositive power with respect to 2,408,944 shares.  Mr. Schmidheiny is the controlling shareholder and chairman of the board of BIH SA.  In his capacity as controlling shareholder and chairman of the board of BIH SA, Mr. Schmidheiny has shared voting and shared dispositive power with respect to the common stock and other securities held by BIH SA.  BIH SA beneficially owns 2,408,944 shares of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders and any transferees, pledgees, donees, assignees, distributees or other successors in interest to a selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock covered by this prospectus on the NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  A selling stockholder may use any one (1) or more of the following methods when disposing of shares:

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•                                          broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                                          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                                          a combination of any such methods of sale; or

•                                          any other method permitted pursuant to applicable law (including underwritten transactions).

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers, underwriters and agents engaged by the selling stockholders may arrange for other brokers dealers, underwriters or agents to participate in sales.  Broker-dealers, underwriters or agents may receive commissions, discounts or concessions from the selling stockholders  (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, certain of the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one (1) or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers, underwriters or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers, underwriters or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

All costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby will be paid by us, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and stock transfer and other taxes attributable to the sale of the shares, which will be paid by the selling stockholders

As described above, one of the selling stockholders named in this prospectus has entered into a lock-up agreement with us, pursuant to which it has agreed, subject to limited exceptions, not to sell any shares of our common stock held by it, including the shares of common stock being offered pursuant to this prospectus, until January 30, 2009, without our approval.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

To the extent required, the shares of our common stock to be sold; the names of the selling stockholders; the respective purchase prices and public offering prices; the names of any agents, dealers or underwriters; and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

        The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Ballard Spahr Andrews Ingersoll, LLP, Baltimore, Maryland.

EXPERTS

The financial statements of Osiris Therapeutics, Inc. incorporated in this prospectus by reference from the our Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Stegman & Company, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

PROSPECTUS

2,267,855 Shares

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the registration of the securities hereunder. All amounts shown are estimates except the United States Securities and Exchange Commission (“SEC”) registration fee.

Amount
SEC Registration Fee	$1,142
Costs of Printing	$10,000
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$5,000
Miscellaneous Fees and Expenses	$1,000

Total	$37,142

All costs and expenses incurred in connection with the registration under the Securities Act of 1933, as amended, or the Securities Act, of the offering made hereby will be paid by us, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and stock transfer and other taxes attributable to the sale of the shares, which will be paid by the selling stockholders.

Item 15.                 Indemnification of Directors and Officers.

We are a Delaware corporation.  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

We have obtained insurance covering our directors and officers against losses and insuring ourselves against certain obligations to indemnify our directors and officers, subject to certain exclusions and limitations.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Article VIII of our Amended and Restated Certificate of Incorporation provides that, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of Osiris shall be personally liable to Osiris or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability

Item 16. Index to Exhibits.

Exhibit Number	Description of Document

4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, which was declared effective by the United States Securities and Exchange Commission on August 3, 2006).

4.2

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, which was declared effective by the United States Securities and Exchange Commission on August 3, 2006).

4.3

Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, which was declared effective by the United States Securities and Exchange Commission on August 3, 2006).

4.4	Form of Convertible Promissory Note, dated October 30, 2006 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on November 2, 2006).

4.5

Form of Subscription Agreement, dated June 6, 2007, by and between the Registrant and Private Placement Investor (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on June 7, 2007).

4.6

Form of Subscription Agreement, dated December 19, 2007, by and between the Registrant and Private Placement Investor (incorporated by reference to Form of Subscription Agreement, dated June 6, 2007 and filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on June 7, 2007).

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the common stock being offered hereby (filed herewith).

10.1

Lock-Up Agreement, dated October 30, 2006, by and between the Registrant and Peter Friedli, Venturetec, Inc. and U.S. Venture 05, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on November 2, 2006).

10.2	Amendment to Lock-Up Agreement acknowledged September 20, 2007 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on September 20, 2007).

10.3	Form of Agreement, dated December 19, 2007, by and between the Registrant and the holders of Convertible Promissory Notes, providing for, among other things, early conversion (filed herewith).

23.1	Consent of Stegman & Company, independent registered public accounting firm (filed herewith).

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in opinion of counsel filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 17.                 Undertakings.

The undersigned registrant hereby undertakes:

1.                                       To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.                                       That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

3.                                       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.                                       That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.                                       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.                                       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on this 18th day of January, 2008.

OSIRIS THERAPEUTICS, INC.

By:	/s/ C. Randal Mills
C. Randal Mills, Ph.D.
President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Randal Mills and Philip R. Jacoby, Jr., and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Randal Mills
C. Randal Mills, Ph.D.	President, Chief	January 18, 2008
Executive Officer and Director
(Principal Executive Officer)

/s/ Philip R. Jacoby, Jr.
Philip R. Jacoby, Jr.	Interim Chief Financial Officer and Corporate Secretary (Principal Financial and Principal Accounting Officer)	January 18, 2008

Signature	Title	Date

/s/ Gregory H. Barnhill
Gregory H. Barnhill	Director	January 18, 2008

/s/ Peter Friedli
Peter Friedli	Chairman of the Board	January 18, 2008

/s/ Felix Gutzwiller
Felix Gutzwiller, M.D., Dr.P.H.	Director	January 18, 2008

/s/ Jay M. Moyes
Jay M. Moyes	Director	January 18, 2008

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, which was declared effective by the United States Securities and Exchange Commission on August 3, 2006).

4.2

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, which was declared effective by the United States Securities and Exchange Commission on August 3, 2006).

4.3

Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, which was declared effective by the United States Securities and Exchange Commission on August 3, 2006).

4.4	Form of Convertible Promissory Note, dated October 30, 2006 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on November 2, 2006).

4.5

Form of Subscription Agreement, dated June 6, 2007, by and between the Registrant and Private Placement Investor (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on June 7, 2007).

4.6

Form of Subscription Agreement, dated December 19, 2007, by and between the Registrant and Private Placement Investor (incorporated by reference to Form of Subscription Agreement, dated June 6, 2007 and filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on June 7, 2007).

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the common stock being offered hereby (filed herewith).

10.1

Lock-Up Agreement, dated October 30, 2006, by and between the Registrant and Peter Friedli, Venturetec, Inc. and U.S. Venture 05, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on November 2, 2006).

10.2	Amendment to Lock-Up Agreement acknowledged September 20, 2007 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on September 20, 2007).

10.3	Form of Agreement, dated December 19, 2007, by and between the Registrant and the holders of Convertible Promissory Notes, providing for, among other things, early conversion (filed herewith).

23.1	Consent of Stegman & Company, independent registered public accounting firm (filed herewith).

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in opinion of counsel filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).